Exhibit 99.1

For Immediate Release:	April 22, 2019

SIMMONS REPORTS FIRST QUARTER 2019 EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ: SFNC) today announced net income of $47.7 million for the quarter ended March 31, 2019, compared to $51.3 million for the same period in 2018, a decrease of $3.6 million, or 7.1%. Diluted earnings per share were $0.51, a decrease of $0.04, or 7.3%, from the same period in 2018. Included in first quarter 2019 results was $1.4 million in net after-tax merger-related, early retirement program and branch right-sizing costs.

Excluding the impact of these items, core earnings were $49.1 million for the quarter ended March 31, 2019, compared to $52.6 million for the quarter ended March 31, 2018, a decrease of $3.5 million, or 6.7%. Core diluted earnings per share were $0.53, a decrease of $0.04, or 7.0%, from the same period in 2018.

“We had solid operating results in the first quarter. Revenue was affected by three significant items compared to the first quarter of 2018. Accretion income was down $4.6 million; debit card interchange income, primarily as a result of the Durbin rate cap, was down $2.8 million; and the gain on sale of securities was up $2.7 million, resulting in a net decrease of $4.7 million from the previous year,” said George A. Makris Jr., Chairman and CEO.

Makris continued, “We would also like to welcome our newest customers and associates from the Reliance Bank merger into the Simmons family. We closed the transaction Friday, April 12, 2019, and performed the systems conversion over that weekend. We are excited about our growth opportunities in the St. Louis market due to our increased presence.”

Selected Highlights:	1st QTR 2019	4th QTR 2018	1st QTR 2018
Net income	$47.7 million	$55.6 million	$51.3 million
Diluted earnings per share	$0.51	$0.60	$0.55
Return on avg assets	1.19%	1.35%	1.38%
Return on avg common equity	8.60%	9.98%	9.90%
Return on tangible common equity	15.34%	17.96%	18.77%

Core earnings(1)	$49.1 million	$56.5 million	$52.6 million
Diluted core earnings per share(1)	$0.53	$0.61	$0.57
Core return on avg assets(1)	1.22%	1.37%	1.41%
Core return on avg common equity(1)	8.85%	10.13%	10.15%
Core return on tangible common equity(1)	15.76%	18.21%	19.23%

Efficiency ratio(2)	56.76%	51.99%	53.24%

(1)	Core earnings excludes non-core items, and is a non-GAAP measurement.
(2)	Efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.

P.O. BOX 7009     501 MAIN STREET     PINE BLUFF, ARKANSAS 71611-7009     (870) 541-1000     www.simmonsbank.com

Loans

(In billions)	1st Qtr 2019	4th Qtr 2018	1st Qtr 2018
Total loans	$11.7	$11.7	$11.0
Legacy loans (excludes loans acquired)	$8.7	$8.4	$6.3
Loans acquired	$3.0	$3.3	$4.7

Total loans, including those acquired, were $11.7 billion at March 31, 2019 an increase of $753.4 million, or 6.9%, compared to $11.0 billion at March 31, 2018. On a linked-quarter basis (March 31, 2019 compared to December 31, 2018), total loans remained flat at $11.7 billion. The seasonal decrease in the credit card and agricultural portfolios was $40.4 million. Loans approved and ready to close totaled $473.3 million at March 31, 2019 compared to $277.5 million as of year-end. “Based on our current loan pipeline, we estimate loan growth in the 5% range for 2019,” said Makris.

Deposits

(In billions)	1st Qtr 2019	4th Qtr 2018	1st Qtr 2018
Total deposits	$12.0	$12.4	$11.7
Non-time deposits	$9.3	$9.5	$9.5
Time deposits	$2.7	$2.9	$2.2

Total deposits were $12.0 billion at March 31, 2019, an increase of $332.6 million, or 2.9%, since March 31, 2018. Total deposits decreased $409.2 million, or 3.3%, compared to December 31, 2018. During the quarter, brokered and public fund deposits decreased $557.2 million while core deposits increased $148.0 million. “Our cash balance was reduced as we eliminated some high cost deposits. We are very pleased with our growth in core deposits as we continue to emphasize relationship banking,” said Makris.

Net Interest Income

	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018
Loan yield (1)	5.53%	5.39%	5.54%	5.40%	5.38%
Core loan yield (1) (2)	5.29%	5.25%	5.19%	5.04%	4.95%
Security yield (1)	3.09%	2.87%	2.74%	2.75%	2.67%
Cost of interest bearing deposits	1.31%	1.20%	1.05%	0.84%	0.74%
Cost of deposits (3)	1.02%	0.93%	0.81%	0.64%	0.56%
Cost of borrowed funds	2.73%	2.64%	2.48%	2.38%	1.70%
Net interest margin (1)	3.85%	3.76%	3.98%	3.99%	4.17%
Core net interest margin (1) (2)	3.67%	3.66%	3.71%	3.70%	3.82%

(1)	Fully tax equivalent.
(2)	Core loan yield and core net interest margin exclude accretion, and are non-GAAP measurements.
(3)	Includes non-interest bearing deposits.

The Company’s net interest income for the first quarter of 2019 was $137.0 million, an increase of $2.1 million, or 1.5%, from the same period of 2018. Included in interest income was the yield accretion recognized on loans acquired of $6.7 million and $11.3 million for the first quarters of 2019 and 2018, respectively.

Net interest margin was 3.85% for the quarter ended March 31, 2019, a 9 basis point increase from the fourth quarter 2018. The Company’s core net interest margin, excluding the accretion, was 3.67% for the first quarter of 2019, a 1 basis point increase from the fourth quarter of 2018. Cost of interest bearing deposits was 1.31% for the first quarter of 2019, an 11 basis point increase from prior quarter.

Non-Interest Income

Non-interest income for the first quarter of 2019 was $33.8 million, a decrease of $3.8 million compared to the same period in the previous year. The decrease was primarily due to reductions in debit card fees and mortgage and SBA lending premium income. The interchange rate cap as established by the Durbin amendment became effective for the Company July 1, 2018, resulting in a $2.8 million reduction in debit card fees when compared to the first quarter of last year.

Mortgage and SBA lending premium income decreased $1.1 million when compared to the same quarter in 2018. Mortgage lending income during the first quarter of 2019 was lower by $649,000 compared to 2018 and SBA premium income decreased by $476,000 due to fewer loan sales in the current quarter compared to the first quarter of 2018.

During the first quarter, the Company sold approximately $197 million in securities which resulted in a gain of $2.7 million, as part of a bond portfolio analysis of expected cash flow changes.

Non-Interest Expense

Non-interest expense for the first quarter of 2019 was $101.4 million, an increase of $3.3 million compared to the first quarter of 2018. Included in this quarter were $1.9 million of pre-tax merger-related, early retirement program and branch right-sizing costs. Excluding these expenses, core non-interest expense was $99.5 million for the first quarter of 2019, an increase of $3.2 million compared to the same period in 2018. Software and technology costs increased approximately $1.8 million over the same period in the prior year. The Company’s Next Generation Banking technology initiative is progressing on schedule and the incremental IT expenditures during the first quarter were primarily related to this initiative.

During the first quarter, the Company offered qualifying associates an early retirement option resulting in $355,000 of non-core expense. The Company projects an additional $2.5 million of expense related to these retirements in the second quarter of 2019 and expects ongoing net savings of approximately $4.4 million beginning in the third quarter of 2019.

The efficiency ratio for the first quarter of 2019 was 56.76% compared to 53.24% for the same period in 2018.

Asset Quality

	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018
Allowance for loan losses to total loans	0.68%	0.67%	0.68%	0.73%	0.75%
Allowance for loan losses to non-performing loans	97%	164%	136%	115%	99%
Non-performing loans to total loans	0.70%	0.41%	0.50%	0.63%	0.76%
Net charge-off ratio (annualized)	0.20%	0.35%	0.36%	0.17%	0.24%
- Net charge-off ratio excluding loan sale			0.12%

All loans acquired are recorded at their discounted net present value; therefore, they are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

At March 31, 2019, the allowance for loan losses for legacy loans was $59.2 million. The allowance for loan losses for loans acquired was $1.3 million and the acquired loan discount credit mark was $42.4 million. The allowances for loan losses and credit marks provide a total of $103.0 million of coverage, which equates to a total coverage ratio of 0.87% of gross loans. The ratio of credit mark and related allowance to loans acquired was 1.41%.

During the quarter, the Company identified loans specific to the acquired portfolio of Bank SNB’s Dallas market which were poorly structured or were poorly managed post-funding, and were primarily linked to an individual lender. As a result, the Company made a provision for acquired loans of $2.0 million related to the Bank SNB acquired pool of loans.

Makris stated, “We have carefully reviewed these loans for potential losses and believe we have adequately identified any risk associated with the loans. Unfortunately, based on purchase accounting rules, the credit mark associated with the declining Bank SNB acquired pool is a standalone amount not related to Simmons’ overall allowance for loan losses and must be managed specific to that pool of loans.”

Provision for loan losses for the first quarter of 2019 was $9.3 million, essentially flat when compared to March 31, 2018 and $335,000 less than the fourth quarter of 2018.

Foreclosed Assets and Other Real Estate Owned

At March 31, 2019, foreclosed assets and other real estate owned were $19.0 million, a decrease of $10.2 million, or 35.0%, compared to the same period in 2018 and a decrease of $6.6 million, or 25.9% from December 31, 2018. The composition of these assets is divided into three types:

($ in millions)	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018
Closed bank branches, branch sites & associate relocation	$7.6	$8.0	$9.6	$7.2	$8.1
Foreclosed assets - acquired	$6.2	$11.5	$8.0	$13.2	$14.9
Foreclosed assets - legacy	$5.2	$6.1	$5.1	$10.1	$6.1

Capital

	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018
Stockholders’ equity to total assets	14.3%	13.6%	13.4%	13.3%	13.5%
Tangible common equity to tangible assets	9.0%	8.4%	8.1%	7.9%	7.9%
Regulatory tier 1 leverage ratio	9.1%	8.8%	8.7%	8.6%	8.6%
Regulatory total risk-based capital ratio	13.6%	13.3%	13.1%	13.7%	14.1%

At March 31, 2019, common stockholders' equity was $2.3 billion. Book value per share was $24.87 and tangible book value per share was $14.78 at March 31, 2019, compared to $22.86 and $12.62, respectively, at March 31, 2018.

Simmons First National Corporation

Simmons First National Corporation is a financial holding company headquartered in Pine Bluff, Arkansas, with total assets of approximately $16.1 billion as of March 31, 2019, conducting financial operations in Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas. The Company, through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach. The Company’s common stock trades on the NASDAQ Market under the symbol “SFNC.”

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. CDT on Tuesday, April 23, 2019. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 4557809. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsbank.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant non-core activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Some of the statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, revenue, assets, asset quality, profitability, net interest margin, non-interest revenue, allowance for loan losses, and the effect of certain new accounting standards on Simmons’ financial statements. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, real estate values, the assumptions used in making the forward-looking statements, the securities markets generally or the price of Simmons common stock specifically, information technology affecting the financial industry, and the Company’s ability to manage and successfully integrate its mergers and acquisitions could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K for the year ended December 31, 2018, which has been filed with, and is available from, the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:

Stephen C. Massanelli

EVP, Chief Administrative Officer and Investor Relations Officer

Simmons First National Corporation

steve.massanelli@simmonsbank.com

Simmons First National Corporation	SFNC
Consolidated End of Period Balance Sheets

For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2019	2018	2018	2018	2018
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$151,112	$171,792	$125,231	$162,567	$170,811
Interest bearing balances due from banks and federal funds sold	340,049	661,666	388,573	781,279	688,853
Cash and cash equivalents	491,161	833,458	513,804	943,846	859,664
Interest bearing balances due from banks - time	4,684	4,934	3,954	2,974	3,069
Investment securities - held-to-maturity	61,435	289,194	323,306	333,503	352,756
Investment securities - available-for-sale	2,240,111	2,151,752	1,997,814	1,938,644	1,830,113
Mortgage loans held for sale	18,480	26,799	48,195	39,812	17,708
Other assets held for sale	397	1,790	5,136	14,898	24,784
Loans:
Legacy loans	8,684,550	8,430,388	8,123,274	7,133,461	6,290,383
Allowance for loan losses	(59,243)	(56,599)	(55,358)	(51,732)	(47,207)
Loans acquired, net of discount and allowance	3,056,187	3,292,783	3,734,921	4,232,434	4,696,945
Net loans	11,681,494	11,666,572	11,802,837	11,314,163	10,940,121
Premises and equipment	333,740	295,060	287,246	288,777	289,355
Foreclosed assets and other real estate owned	18,952	25,565	22,664	30,503	29,140
Interest receivable	51,796	49,938	51,509	44,266	42,129
Bank owned life insurance	192,736	193,170	192,680	191,575	186,473
Goodwill	845,687	845,687	845,687	845,687	845,687
Other intangible assets	88,694	91,334	93,975	96,720	99,504
Other assets	62,272	68,084	92,457	80,165	76,806
Total assets	$16,091,639	$16,543,337	$16,281,264	$16,165,533	$15,597,309

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$2,674,034	$2,672,405	$2,778,670	$2,683,489	$2,734,287
Interest bearing transaction accounts and savings deposits	6,666,823	6,830,191	6,776,330	6,916,520	6,720,754
Time deposits	2,648,674	2,896,156	2,533,506	2,353,439	2,201,874
Total deposits	11,989,531	12,398,752	12,088,506	11,953,448	11,656,915
Federal funds purchased and securities sold under agreements to repurchase	120,213	95,792	109,213	99,801	120,909
Other borrowings	1,169,989	1,345,450	1,420,917	1,451,811	1,140,986
Subordinated notes and debentures	354,041	353,950	372,934	413,337	468,465
Other liabilities held for sale	162	162	424	1,840	2,781
Accrued interest and other liabilities	155,382	102,797	105,951	98,388	98,202
Total liabilities	13,789,318	14,296,903	14,097,945	14,018,625	13,488,258

Stockholders' equity:
Common stock	926	923	923	923	922
Surplus	1,599,566	1,597,944	1,597,261	1,594,342	1,590,086
Undivided profits	707,829	674,941	633,175	591,826	552,105
Accumulated other comprehensive loss:
Unrealized depreciation on AFS securities	(6,000)	(27,374)	(48,040)	(40,183)	(34,062)
Total stockholders' equity	2,302,321	2,246,434	2,183,319	2,146,908	2,109,051
Total liabilities and stockholders' equity	$16,091,639	$16,543,337	$16,281,264	$16,165,533	$15,597,309

Simmons First National Corporation	SFNC
Consolidated Statements of Income - Quarter-to-Date

For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2019	2018	2018	2018	2018
($ in thousands, except per share data)
INTEREST INCOME
Loans	$159,440	$159,996	$162,438	$150,253	$143,350
Interest bearing balances due from banks and federal funds sold	2,154	2,168	1,405	1,414	1,009
Investment securities	17,312	15,760	14,640	14,296	12,622
Mortgage loans held for sale	210	372	501	305	158
TOTAL INTEREST INCOME	179,116	178,296	178,984	166,268	157,139
INTEREST EXPENSE
Time deposits	12,320	11,273	8,017	6,175	4,842
Other deposits	18,430	17,489	16,373	12,286	10,755
Federal funds purchased and securities sold under agreements to repurchase	136	121	104	88	110
Other borrowings	6,793	7,134	6,240	5,141	5,139
Subordinated notes and debentures	4,411	4,498	5,282	5,741	1,327
TOTAL INTEREST EXPENSE	42,090	40,515	36,016	29,431	22,173
NET INTEREST INCOME	137,026	137,781	142,968	136,837	134,966
Provision for loan losses	9,285	9,620	10,345	9,033	9,150
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	127,741	128,161	132,623	127,804	125,816
NON-INTEREST INCOME
Trust income	5,708	5,980	6,277	5,622	5,249
Service charges on deposit accounts	10,068	11,263	10,837	10,063	10,345
Other service charges and fees	1,289	1,501	1,201	2,017	2,750
Mortgage and SBA lending income	3,320	1,643	1,825	3,130	4,445
Investment banking income	618	829	664	814	834
Debit and credit card fees	6,098	6,547	6,820	10,105	8,796
Bank owned life insurance income	795	1,105	1,105	1,102	1,103
Gain (loss) on sale of securities, net	2,740	8	54	(7)	6
Other income	3,125	5,712	4,942	5,202	4,007
TOTAL NON-INTEREST INCOME	33,761	34,588	33,725	38,048	37,535
NON-INTEREST EXPENSE
Salaries and employee benefits	56,367	49,193	55,515	55,678	56,357
Occupancy expense, net	7,475	7,016	7,713	7,921	6,960
Furniture and equipment expense	3,358	4,139	3,761	4,020	4,403
Other real estate and foreclosure expense	637	1,540	538	1,382	1,020
Deposit insurance	2,040	2,489	2,248	1,856	2,128
Merger-related costs	1,470	797	804	1,465	1,711
Other operating expenses	30,062	30,222	29,674	26,185	25,494
TOTAL NON-INTEREST EXPENSE	101,409	95,396	100,253	98,507	98,073
NET INCOME BEFORE INCOME TAXES	60,093	67,353	66,095	67,345	65,278
Provision for income taxes	12,398	11,707	10,902	13,783	13,966
NET INCOME	$47,695	$55,646	$55,193	$53,562	$51,312
BASIC EARNINGS PER SHARE	$0.52	$0.60	$0.60	$0.58	$0.56
DILUTED EARNINGS PER SHARE	$0.51	$0.60	$0.59	$0.58	$0.55

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2019	2018	2018	2018	2018
($ in thousands)
Tier 1 capital
Stockholders' equity	$2,302,321	$2,246,434	$2,183,319	$2,146,908	$2,109,051
Trust preferred securities, net allowable	–	–	–	–	–
Disallowed intangible assets, net of deferred tax	(910,122)	(912,428)	(914,788)	(917,050)	(918,161)
Unrealized loss on AFS securities	6,000	27,374	48,040	40,183	34,062
Total Tier 1 capital	1,398,199	1,361,380	1,316,571	1,270,041	1,224,952

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	–	–	1	1	8
Trust preferred securities and subordinated debt	354,041	353,950	372,934	413,337	468,466
Qualifying allowance for loan losses and reserve for unfunded commitments	67,771	63,608	63,618	60,691	54,436
Total Tier 2 capital	421,812	417,558	436,553	474,029	522,910
Total risk-based capital	$1,820,011	$1,778,938	$1,753,124	$1,744,070	$1,747,862

Common equity
Tier 1 capital	$1,398,199	$1,361,380	$1,316,571	$1,270,041	$1,224,952
Less: Trust preferred securities	–	–	–	–	–
Total common equity	$1,398,199	$1,361,380	$1,316,571	$1,270,041	$1,224,952

Risk weighted assets	$13,364,636	$13,326,832	$13,402,910	$12,713,093	$12,417,233

Adjusted average assets for leverage ratio	$15,423,961	$15,512,042	$15,179,889	$14,714,205	$14,179,390

Ratios at end of quarter
Equity to assets	14.31%	13.58%	13.41%	13.28%	13.52%
Tangible common equity to tangible assets (1)	9.02%	8.39%	8.11%	7.91%	7.94%
Common equity Tier 1 ratio (CET1)	10.46%	10.22%	9.82%	9.99%	9.86%
Tier 1 leverage ratio	9.07%	8.78%	8.67%	8.63%	8.64%
Tier 1 risk-based capital ratio	10.46%	10.22%	9.82%	9.99%	9.86%
Total risk-based capital ratio	13.62%	13.35%	13.08%	13.72%	14.08%

(1) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2019	2018	2018	2018	2018
($ in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$181,549	$204,173	$182,137	$180,352	$176,602
Other consumer	213,659	201,297	259,581	277,330	284,285
Total consumer	395,208	405,470	441,718	457,682	460,887
Real Estate
Construction	1,376,162	1,300,723	1,229,888	967,720	786,077
Single-family residential	1,431,407	1,440,443	1,401,991	1,314,787	1,193,464
Other commercial	3,355,109	3,225,287	3,077,188	2,816,420	2,611,358
Total real estate	6,162,678	5,966,453	5,709,067	5,098,927	4,590,899
Commercial
Commercial	1,801,422	1,774,909	1,608,342	1,237,910	971,704
Agricultural	147,216	164,514	218,778	187,006	128,247
Total commercial	1,948,638	1,939,423	1,827,120	1,424,916	1,099,951
Other	178,026	119,042	145,369	151,936	138,646
Total Loans	$8,684,550	$8,430,388	$8,123,274	$7,133,461	$6,290,383

(1) Excludes all acquired loans.

Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$12,996	$16,990	$34,983	$36,976	$46,961
Mortgage-backed securities	12,847	13,346	13,933	14,645	15,404
State and political subdivisions	33,597	256,863	272,396	279,787	286,901
Other securities	1,995	1,995	1,994	2,095	3,490
Total held-to-maturity	61,435	289,194	323,306	333,503	352,756
Available-for-Sale
U.S. Government agencies	$161,577	$154,301	$141,460	$145,767	$149,804
Mortgage-backed securities	1,345,677	1,522,900	1,419,626	1,395,231	1,356,179
State and political subdivisions	580,790	314,843	282,439	245,335	185,888
FHLB stock	65,220	73,105	72,579	72,042	58,177
Other securities	86,847	86,603	81,710	80,269	80,065
Total available-for-sale	2,240,111	2,151,752	1,997,814	1,938,644	1,830,113
Total investment securities	$2,301,546	$2,440,946	$2,321,120	$2,272,147	$2,182,869
Fair value - HTM investment securities	$61,956	$290,830	$322,838	$334,857	$354,649

Investment Securities - QTD Average
Taxable securities	$1,880,694	$1,815,203	$1,775,193	$1,750,172	$1,618,270
Tax exempt securities	590,941	551,185	539,135	514,838	460,675
Total investment securities - QTD average	$2,471,635	$2,366,388	$2,314,328	$2,265,010	$2,078,945

Simmons First National Corporation					SFNC
Consolidated Loans and Credit Coverage
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2019	2018	2018	2018	2018
($ in thousands)
LOANS
Legacy loans	$8,684,550	$8,430,388	$8,123,274	$7,133,461	$6,290,383
Allowance for loan losses (legacy loans)	(59,243)	(56,599)	(55,358)	(51,732)	(47,207)
Legacy loans (net of allowance)	8,625,307	8,373,789	8,067,916	7,081,729	6,243,176
Loans acquired	3,099,915	3,342,175	3,790,234	4,302,760	4,776,439
Credit discount	(42,416)	(49,297)	(53,968)	(68,282)	(79,087)
Allowance for loan losses (loans acquired)	(1,312)	(95)	(1,345)	(2,044)	(407)
Loans acquired (net of discount and allowance)	3,056,187	3,292,783	3,734,921	4,232,434	4,696,945
Net loans	$11,681,494	$11,666,572	$11,802,837	$11,314,163	$10,940,121

Loan Coverage Ratios
Allowance for loan losses to legacy loans	0.68%	0.67%	0.68%	0.73%	0.75%

Discount for credit losses and allowance on loans acquired to total loans acquired plus discount for credit losses and allowance on loans acquired (non-GAAP) (1)	1.41%	1.48%	1.46%	1.63%	1.66%

Total allowance and credit coverage (non-GAAP) (1)	0.87%	0.90%	0.93%	1.07%	1.14%

(1) Calculations of the non-GAAP loan coverage ratios and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2019	2018	2018	2018	2018
($ in thousands)
Allowance for Loan Losses (Legacy Loans)
Balance, beginning of quarter	$56,599	$55,358	$51,732	$47,207	$41,668
Loans charged off
Credit cards	1,142	1,121	919	1,012	999
Other consumer	1,533	2,894	1,321	1,366	1,056
Real estate	374	337	4,952	161	455
Commercial	1,968	3,480	592	790	1,761
Total loans charged off	5,017	7,832	7,784	3,329	4,271

Recoveries of loans previously charged off
Credit cards	240	227	229	286	263
Other consumer	300	154	176	133	94
Real estate	142	367	210	112	302
Commercial	158	167	450	59	69
Total recoveries	840	915	1,065	590	728
Net loans charged off	4,177	6,917	6,719	2,739	3,543
Provision for loan losses	6,821	8,158	10,345	7,264	9,082
Balance, end of quarter	$59,243	$56,599	$55,358	$51,732	$47,207

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans	$60,925	$34,201	$40,505	$44,548	$47,395
Loans past due 90 days or more	281	224	281	303	336
Total non-performing loans	61,206	34,425	40,786	44,851	47,731
Other non-performing assets
Foreclosed assets and other real estate owned (2)	18,952	25,565	22,664	30,503	29,140
Other non-performing assets	505	553	524	573	794
Total other non-performing assets	19,457	26,118	23,188	31,076	29,934
Total non-performing assets	$80,663	$60,543	$63,974	$75,927	$77,665
Performing TDRs (troubled debt restructurings)	$6,297	$6,369	$8,413	$6,367	$6,459

Ratios (1) (2)
Allowance for loan losses to total loans	0.68%	0.67%	0.68%	0.73%	0.75%
Allowance for loan losses to non-performing loans	97%	164%	136%	115%	99%
Non-performing loans to total loans	0.70%	0.41%	0.50%	0.63%	0.76%
Non-performing assets (including performing TDRs) to total assets	0.54%	0.40%	0.44%	0.51%	0.54%
Non-performing assets to total assets	0.50%	0.37%	0.39%	0.47%	0.50%
Annualized net charge offs to total loans	0.20%	0.35%	0.36%	0.17%	0.24%
Annualized net credit card charge offs to total credit card loans	1.92%	1.86%	1.47%	1.60%	1.63%

 (1) Excludes all acquired loans, except for their inclusion in total assets.

 (2) Includes acquired foreclosed assets and acquired other real estate owned.

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Mar 2019			Three Months Ended Dec 2018			Three Months Ended Mar 2018
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$394,462	$2,154	2.21%	$499,961	$2,168	1.72%	$338,505	$1,009	1.21%
Investment securities - taxable	1,880,694	12,989	2.80%	1,815,200	11,828	2.59%	1,618,270	9,599	2.41%
Investment securities - non-taxable (FTE)	590,941	5,834	4.00%	551,188	5,313	3.82%	460,675	4,083	3.59%
Mortgage loans held for sale	17,733	210	4.80%	30,851	372	4.78%	14,775	158	4.34%
Loans, including acquired loans	11,710,075	159,530	5.53%	11,788,838	160,081	5.39%	10,819,324	143,420	5.38%
Total interest earning assets (FTE)	14,593,905	180,717	5.02%	14,686,038	179,762	4.86%	13,251,549	158,269	4.84%
Non-earning assets	1,708,292			1,671,715			1,836,661
Total assets	$16,302,197			$16,357,753			$15,088,210

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$6,749,032	$18,430	1.11%	$6,770,217	$17,489	1.02%	$6,579,295	$10,755	0.66%
Time deposits	2,781,592	12,320	1.80%	2,752,113	11,273	1.63%	2,003,668	4,842	0.98%
Total interest bearing deposits	9,530,624	30,750	1.31%	9,522,330	28,762	1.20%	8,582,963	15,597	0.74%
Federal funds purchased and securities sold under agreement to repurchase	109,302	136	0.50%	108,687	121	0.44%	120,443	110	0.37%
Other borrowings	1,224,255	6,793	2.25%	1,302,453	7,134	2.17%	1,282,527	5,139	1.63%
Subordinated notes and debentures	353,996	4,411	5.05%	353,906	4,498	5.04%	162,813	1,327	3.31%
Total interest bearing liabilities	11,218,177	42,090	1.52%	11,287,376	40,515	1.42%	10,148,746	22,173	0.89%
Non-interest bearing liabilities:
Non-interest bearing deposits	2,707,715			2,768,437			2,632,182
Other liabilities	127,407			90,723			204,230
Total liabilities	14,053,299			14,146,536			12,985,158
Stockholders' equity	2,248,898			2,211,217			2,103,052
Total liabilities and stockholders' equity	$16,302,197			$16,357,753			$15,088,210
Net interest income (FTE)		$138,627			$139,247			$136,096
Net interest spread (FTE)			3.50%			3.44%			3.95%
Net interest margin (FTE) - quarter-to-date			3.85%			3.76%			4.17%

Net interest margin (FTE) - year-to-date			3.85%			3.97%			4.17%

Core net interest margin (FTE) - quarter-to-date (1)			3.67%			3.66%			3.82%
Core loan yield (FTE) - quarter-to-date (1)			5.29%			5.25%			4.95%

Core net interest margin (FTE) - year-to-date (1)			3.67%			3.72%			3.82%
Core loan yield (FTE) - year-to-date (1)			5.29%			5.11%			4.95%

(1) Calculations of core net interest margin and core loan yield and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2019	2018	2018	2018	2018
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$47,695	$55,646	$55,193	$53,562	$51,312
Diluted earnings per share	0.51	0.60	0.59	0.58	0.55
Return on average assets	1.19%	1.35%	1.37%	1.38%	1.38%
Return on average common equity	8.60%	9.98%	10.06%	10.05%	9.90%
Return on tangible common equity	15.34%	17.96%	18.38%	18.70%	18.77%
Net interest margin (FTE)	3.85%	3.76%	3.98%	3.99%	4.17%
FTE adjustment	1,601	1,466	1,393	1,308	1,130
Amortization of intangibles	2,641	2,642	2,745	2,785	2,837
Amortization of intangibles, net of taxes	1,951	1,952	2,027	2,057	2,096
Average diluted shares outstanding	92,870,813	92,897,105	92,840,851	92,733,140	92,638,765
Cash dividends declared per common share	0.16	0.15	0.15	0.15	0.15
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$49,076	$56,451	$56,504	$54,660	$52,618
Diluted core earnings per share (1)	0.53	0.61	0.61	0.59	0.57
Core net interest margin (FTE) (2)	3.67%	3.66%	3.71%	3.70%	3.82%
Accretable yield on acquired loans	6,660	3,850	10,006	10,113	11,294
Efficiency ratio (1)	56.76%	51.99%	53.47%	52.70%	53.24%
Core return on average assets (1)	1.22%	1.37%	1.40%	1.41%	1.41%
Core return on average common equity (1)	8.85%	10.13%	10.30%	10.26%	10.15%
Core return on tangible common equity (1)	15.76%	18.21%	18.80%	19.06%	19.23%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$47,695	$215,713	$160,067	$104,874	$51,312
Diluted earnings per share	0.51	2.32	1.72	1.13	0.55
Return on average assets	1.19%	1.37%	1.37%	1.38%	1.38%
Return on average common equity	8.60%	10.00%	10.01%	9.98%	9.90%
Return on tangible common equity	15.34%	18.44%	18.61%	18.73%	18.77%
Net interest margin (FTE)	3.85%	3.97%	4.04%	4.08%	4.17%
FTE adjustment	1,601	5,297	3,831	2,438	1,130
Amortization of intangibles	2,641	11,009	8,367	5,622	2,837
Amortization of intangibles, net of taxes	1,951	8,132	6,180	4,153	2,096
Average diluted shares outstanding	92,870,813	92,830,485	92,796,860	92,692,234	92,638,765
Cash dividends declared per common share	0.16	0.60	0.45	0.30	0.15
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$49,076	$220,233	$163,782	$107,278	$52,618
Diluted core earnings per share (1)	0.53	2.37	1.76	1.16	0.57
Core net interest margin (FTE) (2)	3.67%	3.72%	3.74%	3.76%	3.82%
Accretable yield on acquired loans	6,660	35,263	31,413	21,407	11,294
Efficiency ratio (1)	56.76%	52.85%	53.14%	52.97%	53.24%
Core return on average assets (1)	1.22%	1.40%	1.41%	1.41%	1.41%
Core return on average common equity (1)	8.85%	10.21%	10.24%	10.20%	10.15%
Core return on tangible common equity (1)	15.76%	18.81%	19.03%	19.14%	19.23%
END OF PERIOD
Book value per share	$24.87	$24.33	$23.66	$23.26	$22.86
Tangible book value per share	14.78	14.18	13.48	13.05	12.62
Shares outstanding	92,568,361	92,347,643	92,291,070	92,281,370	92,242,389
Full-time equivalent employees	2,602	2,654	2,635	2,659	2,626
Total number of financial centers	191	191	191	199	200

(1) Core earnings exclude non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

(2) Excludes accretable yield adjustment on loans, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2019	2018	2018	2018	2018
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$47,695	$55,646	$55,193	$53,562	$51,312
Non-core items
Merger-related costs	1,470	797	804	1,465	1,711
Early retirement program	355	–	–	–	–
Branch right-sizing	45	292	970	22	57
Tax effect (1)	(489)	(284)	(463)	(389)	(462)
Net non-core items	1,381	805	1,311	1,098	1,306
Core earnings (non-GAAP)	$49,076	$56,451	$56,504	$54,660	$52,618

Diluted earnings per share	$0.51	$0.60	$0.59	$0.58	$0.55
Non-core items
Merger-related costs	0.02	0.01	0.01	0.02	0.02
Early retirement program	0.01	–	–	–	–
Branch right-sizing	–	–	0.01	–	–
Tax effect (1)	(0.01)	–	–	(0.01)	–
Net non-core items	0.02	0.01	0.02	0.01	0.02
Core earnings (non-GAAP)	$0.53	$0.61	$0.61	$0.59	$0.57

YEAR-TO-DATE
Net Income	$47,695	$215,713	$160,067	$104,874	$51,312
Non-core items
Merger-related costs	1,470	4,777	3,980	3,176	1,711
Early retirement program	355	–	–	–	–
Branch right-sizing	45	1,341	1,049	79	57
Tax effect (1)	(489)	(1,598)	(1,314)	(851)	(462)
Net non-core items	1,381	4,520	3,715	2,404	1,306
Core earnings (non-GAAP)	$49,076	$220,233	$163,782	$107,278	$52,618

Diluted earnings per share	$0.51	$2.32	$1.72	$1.13	$0.55
Non-core items
Merger-related costs	0.02	0.05	0.04	0.04	0.02
Early retirement program	0.01	–	–	–	–
Branch right-sizing	–	0.02	0.01	–	–
Tax effect (1)	(0.01)	(0.02)	(0.01)	(0.01)	–
Net non-core items	0.02	0.05	0.04	0.03	0.02
Core earnings (non-GAAP)	$0.53	$2.37	$1.76	$1.16	$0.57

(1) Effective tax rate of 26.135%.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
	2019	2018	2018	2018	2018
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$2,302,321	$2,246,434	$2,183,319	$2,146,908	$2,109,051
Intangible assets:
Goodwill	(845,687)	(845,687)	(845,687)	(845,687)	(845,687)
Other intangible assets	(88,694)	(91,334)	(93,975)	(96,720)	(99,504)
Total intangibles	(934,381)	(937,021)	(939,662)	(942,407)	(945,191)
Tangible common stockholders' equity	$1,367,940	$1,309,413	$1,243,657	$1,204,501	$1,163,860

Total assets	$16,091,639	$16,543,337	$16,281,264	$16,165,533	$15,597,309
Intangible assets:
Goodwill	(845,687)	(845,687)	(845,687)	(845,687)	(845,687)
Other intangible assets	(88,694)	(91,334)	(93,975)	(96,720)	(99,504)
Total intangibles	(934,381)	(937,021)	(939,662)	(942,407)	(945,191)
Tangible assets	$15,157,258	$15,606,316	$15,341,602	$15,223,126	$14,652,118

Ratio of equity to assets	14.31%	13.58%	13.41%	13.28%	13.52%
Ratio of tangible common equity to tangible assets	9.02%	8.39%	8.11%	7.91%	7.94%

Calculation of Discount for credit losses and allowance on loans acquired to total loans acquired plus discount for credit losses and allowance on loans acquired

Credit discount on acquired loans	$42,416	$49,297	$53,968	$68,282	$79,087
Allowance for loan losses on acquired loans	1,312	95	1,345	2,044	407
Total credit discount and ALLL on acquired loans	$43,728	$49,392	$55,313	$70,326	$79,494
Total loans acquired	$3,099,915	$3,342,175	$3,790,234	$4,302,760	$4,776,439
Discount and ALLL on acquired loans to acquired loans	1.41%	1.48%	1.46%	1.63%	1.66%

Calculation of Total Allowance and Credit Coverage

Allowance for loan losses	$59,243	$56,599	$55,358	$51,732	$47,207
Total credit discount and ALLL on acquired loans	43,728	49,392	55,313	70,326	79,494
Total allowance and credit discount	$102,971	$105,991	$110,671	$122,058	$126,701
Total loans	$11,784,465	$11,772,563	$11,913,508	$11,436,221	$11,066,822
Total allowance and credit coverage	0.87%	0.90%	0.93%	1.07%	1.14%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$2,302,321	$2,246,434	$2,183,319	$2,146,908	$2,109,051
Intangible assets:
Goodwill	(845,687)	(845,687)	(845,687)	(845,687)	(845,687)
Other intangible assets	(88,694)	(91,334)	(93,975)	(96,720)	(99,504)
Total intangibles	(934,381)	(937,021)	(939,662)	(942,407)	(945,191)
Tangible common stockholders' equity	$1,367,940	$1,309,413	$1,243,657	$1,204,501	$1,163,860
Shares of common stock outstanding	92,568,361	92,347,643	92,291,070	92,281,370	92,242,389
Book value per common share	$24.87	$24.33	$23.66	$23.26	$22.86
Tangible book value per common share	$14.78	$14.18	$13.48	$13.05	$12.62

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended
(Unaudited)	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
	2019	2018	2018	2018	2018
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$47,695	$55,646	$55,193	$53,562	$51,312
Net non-core items, net of taxes, adjustment	1,381	805	1,311	1,098	1,306
Core earnings	$49,076	$56,451	$56,504	$54,660	$52,618

Average total assets	$16,302,197	$16,357,753	$16,040,884	$15,580,697	$15,088,210

Return on average assets	1.19%	1.35%	1.37%	1.38%	1.38%
Core return on average assets	1.22%	1.37%	1.40%	1.41%	1.41%

Calculation of Return on Tangible Common Equity

Net income	$47,695	$55,646	$55,193	$53,562	$51,312
Amortization of intangibles, net of taxes	1,951	1,952	2,027	2,057	2,096
Total income available to common stockholders	$49,646	$57,598	$57,220	$55,619	$53,408

Net non-core items, net of taxes	1,381	805	1,311	1,098	1,306
Core earnings	49,076	56,451	56,504	54,660	52,618
Amortization of intangibles, net of taxes	1,951	1,952	2,027	2,057	2,096
Total core income available to common stockholders	$51,027	$58,403	$58,531	$56,717	$54,714

Average common stockholders' equity	$2,248,898	$2,211,217	$2,176,565	$2,137,097	$2,103,052
Average intangible assets:
Goodwill	(845,687)	(845,687)	(845,687)	(845,687)	(844,148)
Other intangibles	(90,317)	(92,990)	(95,576)	(98,152)	(104,718)
Total average intangibles	(936,004)	(938,677)	(941,263)	(943,839)	(948,866)
Average tangible common stockholders' equity	$1,312,894	$1,272,540	$1,235,302	$1,193,258	$1,154,186

Return on average common equity	8.60%	9.98%	10.06%	10.05%	9.90%
Return on tangible common equity	15.34%	17.96%	18.38%	18.70%	18.77%
Core return on average common equity	8.85%	10.13%	10.30%	10.26%	10.15%
Core return on tangible common equity	15.76%	18.21%	18.80%	19.06%	19.23%

Calculation of Efficiency Ratio (1)

Non-interest expense	$101,409	$95,396	$100,253	$98,507	$98,073
Non-core non-interest expense adjustment	(1,870)	(1,089)	(1,774)	(1,483)	(1,772)
Other real estate and foreclosure expense adjustment	(599)	(1,300)	(538)	(1,382)	(1,020)
Amortization of intangibles adjustment	(2,641)	(2,642)	(2,745)	(2,785)	(2,837)
Efficiency ratio numerator	$96,299	$90,365	$95,196	$92,857	$92,444

Net-interest income	$137,026	$137,781	$142,968	$136,837	$134,966
Non-interest income	33,761	34,588	33,725	38,048	37,535
Non-core non-interest income adjustment	–	–	–	4	(4)
Fully tax-equivalent adjustment	1,601	1,466	1,393	1,308	1,130
(Gain) loss on sale of securities	(2,740)	(8)	(54)	7	(6)
Efficiency ratio denominator	$169,648	$173,827	$178,032	$176,204	$173,621

Efficiency ratio (1)	56.76%	51.99%	53.47%	52.70%	53.24%

Calculation of Core Net Interest Margin

Net interest income	$137,026	$137,781	$142,968	$136,837	$134,966
Fully tax-equivalent adjustment	1,601	1,466	1,393	1,308	1,130
Fully tax-equivalent net interest income	138,627	139,247	144,361	138,145	136,096

Total accretable yield	(6,660)	(3,850)	(10,006)	(10,113)	(11,294)
Core net interest income	$131,967	$135,397	$134,355	$128,032	$124,802
Average earning assets	$14,593,905	$14,686,038	$14,373,253	$13,876,557	$13,251,549

Net interest margin	3.85%	3.76%	3.98%	3.99%	4.17%
Core net interest margin	3.67%	3.66%	3.71%	3.70%	3.82%

Calculation of Core Loan Yield

Loan interest income	$159,440	$159,996	$162,438	$150,253	$143,350
Total accretable yield	(6,660)	(3,850)	(10,006)	(10,113)	(11,294)
Core loan interest income	$152,780	$156,146	$152,432	$140,140	$132,056
Average loan balance	$11,710,075	$11,788,838	$11,641,843	$11,159,872	$10,819,324

Core loan yield	5.29%	5.25%	5.19%	5.04%	4.95%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
	2019	2018	2018	2018	2018
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$47,695	$215,713	$160,067	$104,874	$51,312
Net non-core items, net of taxes, adjustment	1,381	4,520	3,715	2,404	1,306
Core earnings	$49,076	$220,233	$163,782	$107,278	$52,618

Average total assets	$16,302,197	$15,771,362	$15,573,762	$15,334,453	$15,088,210

Return on average assets	1.19%	1.37%	1.37%	1.38%	1.38%
Core return on average assets	1.22%	1.40%	1.41%	1.41%	1.41%

Calculation of Return on Tangible Common Equity

Net income	$47,695	$215,713	$160,067	$104,874	$51,312
Amortization of intangibles, net of taxes	1,951	8,132	6,180	4,153	2,096
Total income available to common stockholders	$49,646	$223,845	$166,247	$109,027	$53,408

Net non-core items, net of taxes	1,381	4,520	3,715	2,404	1,306
Core earnings	49,076	220,233	163,782	107,278	52,618
Amortization of intangibles, net of taxes	1,951	8,132	6,180	4,153	2,096
Total core income available to common stockholders	$51,027	$228,365	$169,962	$111,431	$54,714

Average common stockholders' equity	$2,248,898	$2,157,097	$2,138,818	$2,120,075	$2,103,052
Average intangible assets:
Goodwill	(845,688)	(845,308)	(845,180)	(844,917)	(844,148)
Other intangibles	(90,316)	(97,820)	(99,448)	(101,435)	(104,718)
Total average intangibles	(936,004)	(943,128)	(944,628)	(946,352)	(948,866)
Average tangible common stockholders' equity	$1,312,894	$1,213,969	$1,194,190	$1,173,723	$1,154,186

Return on average common equity	8.60%	10.00%	10.01%	9.98%	9.90%
Return on tangible common equity	15.34%	18.44%	18.61%	18.73%	18.77%
Core return on average common equity	8.85%	10.21%	10.24%	10.20%	10.15%
Core return on tangible common equity	15.76%	18.81%	19.03%	19.14%	19.23%

Calculation of Efficiency Ratio (1)

Non-interest expense	$101,409	$392,229	$296,833	$196,580	$98,073
Non-core non-interest expense adjustment	(1,870)	(6,118)	(5,029)	(3,255)	(1,772)
Other real estate and foreclosure expense adjustment	(599)	(4,240)	(2,940)	(2,402)	(1,020)
Amortization of intangibles adjustment	(2,641)	(11,009)	(8,367)	(5,622)	(2,837)
Efficiency ratio numerator	$96,299	$370,862	$280,497	$185,301	$92,444

Net-interest income	$137,026	$552,552	$414,771	$271,803	$134,966
Non-interest income	33,761	143,896	109,308	75,583	37,535
Non-core non-interest income adjustment	–	–	–	–	(4)
Fully tax-equivalent adjustment	1,601	5,297	3,831	2,438	1,130
(Gain) loss on sale of securities	(2,740)	(61)	(53)	1	(6)
Efficiency ratio denominator	$169,648	$701,684	$527,857	$349,825	$173,621

Efficiency ratio (1)	56.76%	52.85%	53.14%	52.97%	53.24%

Calculation of Core Net Interest Margin

Net interest income	$137,026	$552,552	$414,771	$271,803	$134,966
Fully tax-equivalent adjustment	1,601	5,297	3,831	2,438	1,130
Fully tax-equivalent net interest income	138,627	557,849	418,602	274,241	136,096

Total accretable yield	(6,660)	(35,263)	(31,413)	(21,407)	(11,294)
Core net interest income	$131,967	$522,586	$387,189	$252,834	$124,802
Average earning assets	$14,593,905	$14,036,614	$13,837,639	$13,564,056	$13,251,549

Net interest margin	3.85%	3.97%	4.04%	4.08%	4.17%
Core net interest margin	3.67%	3.72%	3.74%	3.76%	3.82%

Calculation of Core Loan Yield

Loan interest income	$159,440	$616,037	$456,041	$293,603	$143,350
Total accretable yield	(6,660)	(35,263)	(31,413)	(21,407)	(11,294)
Core loan interest income	$152,780	$580,774	$424,628	$272,196	$132,056
Average loan balance	$11,710,075	$11,355,890	$11,209,992	$10,989,600	$10,819,324

Core loan yield	5.29%	5.11%	5.06%	4.99%	4.95%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.